                                                                    EXHIBIT 10.2

                               SECURITY AGREEMENT

                            dated as of May 20, 2003

                                      among

                         UNITED STATES STEEL CORPORATION

                                       and

                              JPMORGAN CHASE BANK,
                               as Collateral Agent

                                TABLE OF CONTENTS

                                                                                                     PAGE
                                                                                                     ----
SECTION 1.  Definitions ..........................................................................     1
SECTION 2.  Grant of Transaction Liens ...........................................................     9
SECTION 3.  General Representations and Warranties ...............................................    10
SECTION 4.  Further Assurances; General Covenants ................................................    12
SECTION 5.  Cash Collateral Account ..............................................................    14
SECTION 6.  Remedies upon Event of Default .......................................................    16
SECTION 7.  Application of Proceeds ..............................................................    17
SECTION 8.  Fees and Expenses; Indemnification ...................................................    19
SECTION 9.  Authority to Administer Collateral ...................................................    20
SECTION 10. Limitation on Duty in Respect of Collateral ..........................................    21
SECTION 11. General Provisions Concerning the Collateral Agent ...................................    21
SECTION 12. Termination of Transaction Liens; Release of Collateral ..............................    24
SECTION 13. Notices ..............................................................................    25
SECTION 14. No Implied Waivers; Remedies Not Exclusive ...........................................    27
SECTION 15. Successors and Assigns ...............................................................    27
SECTION 16. Amendments and Waivers ...............................................................    27
SECTION 17. Choice of Law ........................................................................    27
SECTION 18. Waiver of Jury Trial .................................................................    28
SECTION 19. Severability .........................................................................    28

EXHIBITS:

         EXHIBIT A      Perfection Certificate

                               SECURITY AGREEMENT

         AGREEMENT (this "AGREEMENT") dated as of May 20, 2003 among United States Steel Corporation, a Delaware corporation (together with its successors, the "BORROWER") and JPMorgan Chase Bank, as Collateral Agent.

         WHEREAS, the Borrower has entered into the Credit Agreement described in Section 1 hereof, pursuant to which the Borrower intends to borrow funds and obtain letters of credit for the purposes set forth therein;

         WHEREAS, the Borrower is willing to secure (i) its obligations under the Credit Agreement and the other Financing Documents and (ii) certain other obligations, by granting Liens on certain of its assets to the Collateral Agent as provided in the Security Documents;

         WHEREAS, the Lenders are willing to make loans and issue or participate in letters of credit under the Credit Agreement described in Section 1 hereof on the terms set forth therein if the foregoing obligations of the Borrower are secured as described above;

         WHEREAS, upon any foreclosure or other enforcement of the Security Documents, the net proceeds of the relevant Collateral are to be received by or paid over to the Collateral Agent and applied as provided in Section 7 hereof;

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. Definitions.

         (a) Terms Defined in Credit Agreement. Terms defined in the Credit Agreement and not otherwise defined in subsection 1(b) or 1(c) have, as used herein, the respective meanings provided for therein.

         (b) Terms Defined in UCC. As used herein, each of the following terms has the meaning specified in the UCC:

TERM                                                                 UCC
Account .........................................................   9-102
Authenticate ....................................................   9-102
Chattel Paper ...................................................   9-102
Deposit Account .................................................   9-102
General Intangibles .............................................   9-102

TERM                                                                 UCC
Instrument .....................................................    9-102
Inventory ......................................................    9-102
Letter-of-Credit Right .........................................    9-102

         (c) Additional Definitions. The following additional terms, as used herein, have the following meanings:

         "ACQUIRED NATIONAL STEEL LOCKBOX ACCOUNTS" means, collectively, (i) Account No. 360964, (ii) Account No. 14048, (iii) Account No. 890957 and (iv) Account No. 0296577, in each case held at Mellon Bank N.A. and acquired by the Borrower pursuant to the National Steel Asset Purchase Agreement.

         "ADDITIONAL SECURED OBLIGATIONS" means the Secured Derivative Obligations.

         "ADMINISTRATIVE AGENT" means JPMorgan Chase Bank, in its capacity as administrative agent under the Loan Documents, and its successors in such capacity.

         " ARTICLE 9" means Article 9 of the UCC.

         "BLOCKED ACCOUNT" means each of the accounts described in Section 5(d) and any other lockbox, deposit, concentration or similar account that has been subjected to a Blocked Account Agreement pursuant to Section 4(a).

         "BLOCKED ACCOUNT AGREEMENT" means, with respect to any account, a blocked account agreement in favor of the Collateral Agent, all in form and substance satisfactory to the Administrative Agent, the Collateral Agent and the Co-Collateral Agent.

         " BORROWER" has the meaning set forth in the preamble to this Agreement.

         " CASH COLLATERAL ACCOUNT" has the meaning set forth in Section 5.

         "COLLATERAL" means all property, whether now owned or hereafter acquired, on which a Lien is granted or purports to be granted to the Collateral Agent pursuant to the Security Documents.

         "COLLATERAL AGENT" means JPMorgan Chase Bank, in its capacity as Collateral Agent for the Secured Parties under the Security Documents, and its successors in such capacity.

         "CONTRACTS" means all contracts for the sale, lease, exchange or other disposition of Inventory, whether or not performed and whether or not subject to termination upon a contingency or at the option of any party thereto.

         "CREDIT AGREEMENT" means the Credit Agreement dated as of May 20, 2003 among the Borrower, the Lenders party thereto, the LC Issuing Banks party thereto, JPMorgan Chase Bank, as Administrative Agent, Collateral Agent, Co-Syndication Agent and Swingline Lender, and General Electric Capital Corporation, as Co-Collateral Agent and Co-Syndication Agent, as amended, restated or otherwise modified from time to time in accordance with the terms thereof.

         "DERIVATIVE OBLIGATIONS" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

         "EFFECTIVE DATE" means the Effective Date as defined in the Credit Agreement.

         "ELIGIBLE TRANSFEREE" means (a) a special-purpose company created and used solely for purposes of effecting a Receivables Financing, whether or not a Subsidiary of the Borrower, or (b) any other Person which is not a Subsidiary of the Borrower.

         "EVENT OF DEFAULT" means any Event of Default as defined in the Credit Agreement and any similar event with respect to any Additional Secured Obligation that permits the acceleration of the maturity thereof (or an equivalent remedy).

         "EXISTING RECEIVABLES SPV ACCOUNTS" has the meaning set forth in
Section 5(b).

         "FIRST SECURED DERIVATIVE OBLIGATIONS" means the Secured Derivative Obligations to the extent (but only to the extent) that the aggregate Mark-to-

Market Value of all such Secured Derivative Obligations does not exceed $50,000,000.

         "LIEN GRANTOR" means the Borrower.

         "LIQUID INVESTMENT" means (i) direct obligations of the United States or any agency thereof, (ii) obligations guaranteed by the United States or any agency thereof, (iii) time deposits and money market deposit accounts issued by or guaranteed by or placed with a Lender, and (iv) fully collateralized repurchase agreements for securities described in clause (i) or (ii) above entered into with a Lender, provided in each case that such Liquid Investment
(x) matures within 30 days after it is first included in the Collateral and (y) is in a form, and is issued and held in a manner, that in the reasonable judgment of the Collateral Agent permits appropriate measures to have been taken to perfect security interests therein.

         "LIQUIDATED SECURED OBLIGATION" means at any time any Secured Obligation (or portion thereof) that is not an Unliquidated Secured Obligation at such time.

         " MARK-TO-MARKET VALUE" means, at any date with respect to any Derivative Obligation, the termination value thereof (on a net basis), calculated as if such Derivative Obligation had been terminated on such date by reason of a default on the part of the Borrower.

         "OPINION OF COUNSEL" means a written opinion of legal counsel (who may be counsel to the Lien Grantor or other counsel, in either case approved by the Administrative Agent in a writing delivered to the Collateral Agent, which approval shall not be unreasonably withheld) addressed and delivered to the Collateral Agent.

         "OWN" refers to the possession of sufficient rights in property to grant a security interest therein as contemplated by UCC Section 9-203, and "ACQUIRE" refers to the acquisition of any such rights.

         "PERFECTION CERTIFICATE" means a certificate from the Lien Grantor substantially in the form of Exhibit A, completed and supplemented with the schedules contemplated thereby to the reasonable satisfaction of the Collateral Agent, and signed by an officer of the Lien Grantor.

         "PERMITTED LIENS" means (i) the Transaction Liens and (ii) any other Liens on the Collateral permitted to be created or assumed or to exist pursuant to the Credit Agreement, including Liens arising in connection with Receivables Financings (including the Effective Date Receivables Financing).

         "PLEDGED", when used in conjunction with any type of asset, means at any time an asset of such type that is included (or that creates rights that are included) in the Collateral at such time. For example, "Pledged Inventory" means Inventory that is included in the Collateral at such time.

         "POST-PETITION INTEREST" means any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Lien Grantor (or would accrue but for the operation of applicable bankruptcy or insolvency laws), whether or not such interest is allowed or allowable as a claim in any such proceeding.

         "PROCEEDS" means all proceeds of, and all other profits, products, rents or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or other realization upon, any Collateral, including all claims of the Lien Grantor against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral, and any condemnation or requisition payments with respect to any Collateral.

         "RECEIVABLES" means all Accounts owned by the Lien Grantor and all other rights, titles or interests which, in accordance with GAAP would be included in receivables on its balance sheet (including any such Accounts and/or rights, titles or interests that might be characterized as Chattel Paper, Instruments or General Intangibles under the Uniform Commercial Code in effect in any jurisdiction), in each case arising from the sale, lease, exchange or other disposition of Inventory, and all of the Lien Grantor's rights to any goods, services or other property related to any of the foregoing (including returned or repossessed goods and unpaid seller's rights of rescission, replevin, reclamation and rights to stoppage in transit), and all collateral security and supporting obligations of any kind given by any Person with respect to any of the foregoing.

         "RECEIVABLES SPV" means U.S. Steel Receivables LLC, a Delaware limited liability company and a wholly-owned Subsidiary of the Borrower.

         "RELATED DOCUMENTS" means the Credit Agreement, any promissory notes issued pursuant to Section 2.09(e) of the Credit Agreement, the Security Documents and the documentation governing the Additional Secured Obligations.

         "RELATED PARTIES" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and its Affiliates.

         "RELATED TRANSFERRED RIGHTS" has the meaning specified in Section 2(b) hereof.

         "RELEASE CONDITIONS" means the following conditions for terminating all the Transaction Liens:

                  (i) all Commitments under the Credit Agreement shall have expired or been terminated;

                  (ii) all Liquidated Secured Obligations shall have been paid in full; and

                  (iii) no Unliquidated Secured Obligation shall remain outstanding or such Unliquidated Secured Obligation shall be cash collateralized to an extent and in a manner reasonably satisfactory to each affected Secured Party.

         "SECOND SECURED DERIVATIVE OBLIGATIONS" means all Secured Derivative Obligations that are not First Secured Derivative Obligations.

         " SECURED AGREEMENT", when used with respect to any Secured Obligation, refers collectively to each instrument, agreement or other document that sets forth obligations of the Lien Grantor and/or rights of the holder with respect to such Secured Obligation.

         "SECURED DERIVATIVE OBLIGATIONS" means Derivative Obligations of the Borrower owing to any Person that was a Lender or Lender Affiliate on the trade date for any such Derivative Obligation, or an assignee of such Person; provided that (i) such Derivative Obligation is entered into in the course of the ordinary business practice of the Borrower and not for speculative purposes,
(ii) at or prior to the time the written agreement evidencing such Derivative Obligation (a "DERIVATIVE CONTRACT") is executed, the Borrower and the Lender or Lender Affiliate party thereto shall have expressly agreed in writing that such obligations constitute "Secured Derivative Obligations" entitled to the benefits of the Security Documents, (iii) at or prior to the time such Derivative Contract is executed, the Lender or Lender Affiliate party thereto shall have delivered a notice to the Collateral Agent (or, in the case of a Lender Affiliate, an instrument in form and substance satisfactory to the Collateral Agent) to the effect set forth in clause (ii) of this proviso, and acknowledging and agreeing to be bound by the terms of this

Agreement with respect to such obligations and (iv) at the time such Derivative Contract is executed, the Borrower shall have specified in writing to the Collateral Agent whether or not, after giving effect to such Derivative Contract, the aggregate Mark-to-Market Value of all Secured Derivative Obligations as of such date will exceed $50,000,000 (and, in the event that such aggregate Mark-to-Market Value will exceed $50,000,000 after giving effect to such Derivative Contract, the Borrower and the Lender or Lender Affiliate party thereto shall have expressly agreed that the Derivative Obligations arising thereunder shall constitute Second Secured Derivative Obligations under this Agreement at all times unless either (x) such aggregate Mark-to-Market Value does not exceed $50,000,000 (as evidenced by the Borrowing Base Certificate then most recently delivered by the Borrower pursuant to Section 5.01(b) of the Credit Agreement, certifying that the aggregate Mark-to-Market Value of all Secured Derivative Obligations is less than $50,000,000) or (y) together with the Borrowing Base Certificate then most recently delivered by the Borrower pursuant to Section 5.01(b) of the Credit Agreement, the Borrower shall have delivered written notice to the Collateral Agent designating such Derivative Obligations as First Secured Derivative Obligations, which written notice shall include a list of all First Secured Derivative Obligations, the aggregate Mark-to-Market Value of which will not exceed $50,000,000).

         "SECURED LOAN OBLIGATIONS" means all principal of all Loans and LC Reimbursement Obligations outstanding from time to time under the Credit Agreement, all interest (including Post-Petition Interest) on such Loans and LC Reimbursement Obligations and all other amounts now or hereafter payable by the Borrower pursuant to the Loan Documents.

         "SECURED OBLIGATIONS" means the Secured Loan Obligations and the Additional Secured Obligations.

         "SECURED PARTIES" means the holders from time to time of the Secured Obligations, and "SECURED PARTY" means any of them as the context may require.

         " SECURITY DOCUMENTS" means this Agreement, the Intercreditor Agreement and all other supplemental or additional security agreements, control agreements, or similar instruments delivered pursuant to the Loan Documents.

         "SUPPORTING OBLIGATION" means a "supporting obligation" (as such term is defined in UCC Section 9-102).

         "SWEEP PERIOD" means (i) the period that begins on the first date on which Facility Availability is less than or equal to $100,000,000 and ends on the first date when all Release Conditions are satisfied and (ii) each period that begins upon the occurrence of (x) an Event of Default described in Section 7(a),
Section 7(i), Section 7(j) or Section 7(k) of the Credit Agreement, or (y) an Event of Default caused by the Borrower's failure to perform the covenant contained in Section 6.13 of the Credit Agreement, and ends when no Event of Default is continuing; provided that, except in the case of a Sweep Period that begins upon the occurrence of any Event of Default described in Section 7(a),
Section 7(i), Section 7(j) or Section 7(k) of the Credit Agreement with respect to the Borrower (which Sweep Period shall commence automatically upon the occurrence of such Event of Default), no Sweep Period shall be deemed to have commenced unless and until the Collateral Agent shall have so determined and shall have so notified the Borrower.

         "TRANSACTION LIENS" means the Liens granted by the Lien Grantor under the Security Documents.

         "TRANSFERRED RECEIVABLES" means any Receivables (including Receivables acquired by the Borrower from National Steel Corporation and certain of its subsidiaries and affiliates pursuant to the National Steel Asset Purchase Agreement) that have been sold, contributed or otherwise transferred to an Eligible Transferee in connection with a Receivables Financing that is not prohibited under the Credit Agreement or this Agreement (including, without limitation, the Effective Date Receivables Financing).

         "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any Transaction Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "UCC" means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

         "UNLIQUIDATED SECURED OBLIGATION" means, at any time, any Secured Obligation (or portion thereof) that is contingent in nature or unliquidated at such time, including any Secured Obligation that is:

                  (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it;

                  (ii) any other obligation (including any guarantee) that is contingent in nature at such time; or

                  (iii) an obligation to provide collateral to secure any of the foregoing types of obligations.

         (d) Terms Generally. The definitions of terms herein (including those incorporated by reference to the UCC or to another document) apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. The words "INCLUDE", "INCLUDES" and "INCLUDING" shall be deemed to be followed by the phrase "WITHOUT LIMITATION". The word "WILL" shall be construed to have the same meaning and effect as the word "SHALL". Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "HEREIN", "HEREOF" and "HEREUNDER", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this Agreement and (e) the word "PROPERTY" shall be construed to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

         SECTION 2. Grant of Transaction Liens.

         (a) The Lien Grantor, in order to secure the Secured Obligations, grants to the Collateral Agent for the benefit of the Secured Parties a continuing security interest in all the following property of the Lien Grantor, whether now owned or existing or hereafter acquired or arising and regardless of where located, subject to the exceptions set forth in Section 2(b):

                  (i)      all Inventory;

                  (ii)     all Receivables;

                  (iii)    all Contracts;

                  (iv)     all Blocked Accounts and the Cash Collateral Account;

                  (v) all books and records (including customer lists, credit files, computer programs, printouts and other computer materials and records) of the Lien Grantor pertaining to any of its Collateral; and

                  (vi) all other Proceeds of the Collateral described in the foregoing clauses (i) through (iv).

         (b)      The Collateral shall not include Transferred Receivables and
(i) rights to payment and collections in respect of such Transferred Receivables, (ii) security interests or Liens and property subject thereto purporting to secure or guarantee payment of such Transferred Receivables, (iii) guarantees, letters of credit, acceptances, insurance and other arrangements from time to time supporting or securing payment of such Transferred Receivables, (iv) all invoices, documents, books, records and other information with respect to such Transferred Receivables or the obligors thereon, (v) with respect to any such Transferred Receivables, the transferee's interest in the product (including returned product), the sale of which by such transferee gave rise to such Transferred Receivables and (vi) all Proceeds of the items described in subclauses 2(b)(i) through 2(b)(v) (preceding subclauses (b)(i) through (b)(vi), collectively, the "RELATED TRANSFERRED RIGHTS").

         (c) With respect to each right to payment or performance included in the Collateral from time to time, the Transaction Lien granted therein includes a continuing security interest in all right, title and interest of the Lien Grantor in and to (i) any Supporting Obligation that supports such payment or performance and (ii) any Lien that (x) secures such right to payment or performance or (y) secures any such Supporting Obligation.

         (d) The Transaction Liens are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the Lien Grantor with respect to any of the Collateral or any transaction in connection therewith.

         SECTION 3. General Representations and Warranties. The Lien Grantor represents and warrants that:

         (a) The Lien Grantor is duly organized, validly existing and in good standing under the laws of the jurisdiction identified as its jurisdiction of organization in its Perfection Certificate.

         (b) The Lien Grantor has good and marketable title to all its Collateral (subject to exceptions that are, in the aggregate, not material), free and clear of any Lien other than Permitted Liens.

         (c) The Lien Grantor has not performed any acts that might prevent the Collateral Agent from enforcing any of the provisions of the Security Documents or that would limit the Collateral Agent in any such enforcement. No financing statement, security agreement, mortgage or similar or equivalent document or instrument covering all or part of the Collateral owned by such Lien Grantor is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect or record a Lien on such Collateral, except (x) financing statements with respect to the security agreement dated as of November 30, 2001 between the Borrower and the Collateral Agent and (y) financing statements, mortgages or other similar or equivalent documents with respect to Permitted Liens. After the Effective Date, no Collateral owned by such Lien Grantor will be in the possession or under the control of any other Person having a Lien thereon, other than a Permitted Lien.

         (d) The Transaction Liens on all Collateral owned by the Lien Grantor (i) have been validly created, (ii) will attach to each item of such Collateral on the Effective Date (or, if such Lien Grantor first obtains rights thereto on a later date, on such later date) and (iii) when so attached, will secure all the Secured Obligations.

         (e) The Lien Grantor has delivered a Perfection Certificate to the Collateral Agent. The information set forth therein is correct and complete as of the Effective Date. After the Effective Date, the Collateral Agent or the Administrative Agent may obtain, at the Lien Grantor's expense, a file search report from each UCC filing office listed in its Perfection Certificate, showing the filing made at such filing office to perfect the Transaction Liens on the Collateral.

         (f) When UCC financing statements describing the Collateral as set forth in the Lien Grantor's Perfection Certificate have been filed in the offices specified in the Perfection Certificate, the Transaction Liens will constitute perfected security interests in the Collateral owned by the Lien Grantor to the extent that a security interest therein may be perfected by filing pursuant to the UCC, prior to all Liens and rights of others therein except Permitted Liens. Except for the filing of such UCC financing statements, no registration, recordation or filing with any governmental body, agency or official is required in connection with the execution or delivery of the Security Documents or is necessary for the validity or enforceability thereof or for the perfection of the Transaction Liens pursuant to the UCC or for the enforcement of the Transaction Liens pursuant to the UCC.

         (g) The Lien Grantor has taken, and will continue to take, all actions necessary under the UCC to perfect its interest in any Receivables purchased or otherwise acquired by it, as against its assignors and creditors of its assignors.

         (h) The Lien Grantor's Collateral is insured as required by the Credit Agreement.

         (i) Any Inventory produced by the Lien Grantor has or will have been produced in compliance with the applicable requirements of the Fair Labor Standards Act, as amended.

         (j) The Existing Receivables SPV Accounts are all of the accounts owned by Receivables SPV. Other than (i) the Existing Receivables SPV Accounts,
(ii) the Cash Collateral Account, (iii) any Blocked Account and (iv) the Acquired National Steel Lockbox Accounts, there are no accounts owned by the Lien Grantor or Receivables SPV into which any collections or other payments or proceeds in respect of Pledged Receivables may be deposited.

         SECTION 4. Further Assurances; General Covenants. The Lien Grantor covenants as follows:

         (a) The Lien Grantor will, from time to time, at its own expense, execute, deliver, authorize, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action (including (x) any filing of financing or continuation statements under the UCC, (y) at any time when the Effective Date Receivables Financing shall have terminated and been paid in full and not been replaced with another Receivables Financing on terms satisfactory to the Administrative Agent, causing any lockbox, concentration or similar account into which payments with respect to Receivables then owned by the Lien Grantor will be received to be subjected to Blocked Account Agreements and (z) at any time when the Effective Date Receivables Financing shall have terminated and been replaced with another Receivables Financing on terms satisfactory to the Administrative Agent, causing the appropriate parties to such replacement Receivables Financing to execute an intercreditor agreement that is substantially identical to the Intercreditor Agreement) that from time to time may be reasonably necessary or desirable, or that the Collateral Agent may reasonably request, in order to:

                  (i) create, preserve, perfect, confirm or validate the Transaction Liens on the Collateral;

                  (ii) enable the Collateral Agent and the other Secured Parties to obtain the full benefits of the Security Documents; or

                  (iii) enable the Collateral Agent to exercise and enforce any of its rights, powers and remedies with respect to any of the Collateral.

To the extent permitted by applicable law, the Lien Grantor authorizes the Collateral Agent to execute and file such financing statements or continuation statements without the Lien Grantor's signature appearing thereon. The Collateral Agent agrees to provide the Lien Grantor with copies of any such financing statements and continuation statements. The Lien Grantor agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement to the extent permitted by law. The Lien Grantor constitutes the Collateral Agent its attorney-in-fact to execute and file all filings required or so requested for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; and such power, being coupled with an interest, shall be irrevocable until all the Transaction Liens granted by the Lien Grantor terminate pursuant to Section 12. The Borrower will pay the costs of, or incidental to, any recording or filing of any financing or continuation statements or other documents recorded or filed pursuant hereto.

         (b) The Lien Grantor will not (i) change its name or structure as a corporation, or (ii) change its location (determined as provided in UCC
Section 9-307) unless it shall have given the Collateral Agent prior notice thereof and delivered an Opinion of Counsel with respect thereto in accordance with Section 4(c).

         (c)      At least 30 days before it takes any action contemplated by
Section 4(b), the Lien Grantor, at its own expense, will cause to be delivered to the Collateral Agent an Opinion of Counsel, in form and substance reasonably satisfactory to the Collateral Agent, to the effect that (i) all financing statements and amendments or supplements thereto, continuation statements and other documents required to be filed or recorded in order to perfect and protect the Transaction Liens against all creditors of and purchasers from the Lien Grantor after it takes such action (except any applicable continuation statements specified in such Opinion of Counsel that are to be filed more than six months after the date thereof) have been filed or recorded in each office necessary for such purpose, (ii) all fees and taxes, if any, payable in connection with such filings or recordations have been paid in full and (iii) except as otherwise agreed by the Required Lenders, such action will not adversely affect the perfection or priority of the Transaction Lien on any Collateral to be owned by the Lien Grantor after it takes such action or the accuracy of the Lien Grantor's representations and warranties herein relating to such Collateral.

         (d) The Lien Grantor will not sell, lease, exchange, assign or otherwise dispose of, or grant any option with respect to, any of its Collateral; provided that the Lien Grantor may do any of the foregoing unless
(i) doing so would breach a covenant in the Credit Agreement or (ii) an Event of Default shall have occurred and be continuing and the Collateral Agent shall have notified the Lien Grantor that its right to do so is terminated, suspended or otherwise limited. Concurrently with any sale or other disposition (except a lease) permitted by the foregoing proviso, the Transaction Liens on the assets sold or disposed of (but not in any Proceeds arising from such sale or disposition) will cease immediately without any action by the Collateral Agent or any other Secured Party. The Collateral

Agent will, at the Borrower's expense, execute and deliver to the Lien Grantor such documents as the Lien Grantor shall reasonably request to evidence the fact that any asset so sold or disposed of is no longer subject to a Transaction Lien.

         (e) The Lien Grantor will, promptly upon request, provide to the Collateral Agent all information and evidence concerning the Collateral that the Collateral Agent may reasonably request from time to time to enable it to enforce the provisions of the Security Documents.

         (f) From time to time upon request by the Collateral Agent, the Lien Grantor will, at its own expense, cause to be delivered to the Secured Parties an Opinion of Counsel satisfactory to the Collateral Agent as to such matters relating to the transactions contemplated hereby as the Collateral Agent may reasonably request.

         SECTION 5. Cash Collateral Account. (a) If and when required for purposes hereof, the Collateral Agent will establish an account (the "CASH COLLATERAL ACCOUNT"), in the name and under the exclusive control of the Collateral Agent, into which all amounts owned by the Lien Grantor that are to be deposited therein pursuant to the Financing Documents shall be deposited from time to time.

         (b) Within 30 days following the Effective Date (or such longer period as the Borrower, the Collateral Agent and the Co-Collateral Agent may agree), the Lien Grantor will cause Receivables SPV to have subjected all of its then existing accounts (collectively, the "EXISTING RECEIVABLES SPV ACCOUNTS") to Blocked Account Agreements, each of which Blocked Account Agreements shall, to the extent the account subject thereto is a "Lock-Box Account" or "Concentration Account" (each as defined in the Receivables Purchase Agreement),
(i) by its terms, first become effective immediately upon receipt by the "Lockbox Box" or "Concentration Account Bank" (each as defined in the Receivables Purchase Agreement) or other depositary bank at which such account is maintained (the "DEPOSITARY BANK") of written notice from The Bank of Nova Scotia, as collateral agent under the Effective Date Receivables Financing (the "RECEIVABLES COLLATERAL AGENT"), specifying that the Effective Date Receivables Financing has terminated and all monetary obligations in respect thereof have been satisfied in full and that the blocked account agreement in effect with respect to such "Lockbox Account" or "Concentration Account" (each as defined in the Receivables Purchase Agreement) in connection with the Effective Date Receivables Financing shall be terminated in accordance with its terms (or upon written notice from the Collateral Agent to such effect, if (x) the Receivables Collateral Agent has failed to deliver such notice within five Business Days of the date on which it is initially obligated to do so pursuant to the Intercreditor

Agreement, (y) the Collateral Agent shall have delivered a Final Notification Request (as defined in the Intercreditor Agreement), and (z) the Funding Agents (as defined in the Intercreditor Agreement) have failed to comply, or to cause the Receivables Collateral Agent to comply, with such Final Notification Request within three Business Days of the date on which such Final Notification Request is effective under the Intercreditor Agreement), (ii) by its terms, terminate upon receipt by the Depositary Bank of written notice from the Collateral Agent to the effect that the Effective Date Receivables Financing has been replaced with another Receivables Financing on terms satisfactory to the Administrative Agent, such that the accounts of Receivables SPV and the lockbox accounts of the Lien Grantor may be subjected to blocked account agreements in connection with such replacement Receivables Financing and (iii) expressly provide that its terms may not be amended or modified without the consent of the Receivables Collateral Agent.

         (c) If directed to do so by the Collateral Agent at any time during a Sweep Period or when an Event of Default has occurred and is continuing, the Borrower shall cause to be deposited in the account referred to in clause (d) below, promptly upon receipt thereof, (i) all payments received in respect of the Pledged Receivables and (ii) all other Proceeds of the Collateral.

         (d) Within 30 days after the Effective Date (or such longer period as the Borrower, the Collateral Agent and the Co-Collateral Agent may agree), the Borrower shall cause to be subjected to a Blocked Account Agreement any lockbox and any corresponding deposit account, any concentration account and any account into which payments from Receivables SPV to the Borrower in respect of the purchase price of Transferred Receivables may be received (including any such account acquired pursuant to the National Steel Acquisition).

         (e) Unless (x) a Sweep Period shall have occurred and be continuing, (y) an Event of Default shall have occurred and be continuing and the Required Lenders shall have instructed the Collateral Agent to stop withdrawing amounts from the Cash Collateral Account pursuant to this subsection or (z) the maturity of the Loans (or other Secured Obligations) shall have been accelerated pursuant to Article 7 of the Credit Agreement (or otherwise), the Collateral Agent shall withdraw amounts from the Cash Collateral Account (other than amounts required to be deposited in the Cash Collateral Account pursuant to
Section 2.10(b) or Section 5.12(b) of the Credit Agreement) and remit such amounts to, or as directed by, the Borrower from time to time.

         (f) If an Event of Default shall have occurred and be continuing, the Collateral Agent may (i) retain all cash and investments then held in the Cash Collateral Account, (ii) liquidate any or all investments held therein and/or (iii) withdraw any amounts held therein and apply such amounts as provided in

Section 7. Additionally, and without limiting the generality of the foregoing, during any Sweep Period (i) all amounts held in the Cash Collateral Account (other than amounts deposited therein pursuant to Section 2.05(j), Section 2.10(b) or Section 5.12(b) of the Credit Agreement as cash collateral for the LC Exposure) shall be applied on a daily basis to the outstanding principal balance of the Base Rate Loans or, if applicable, as provided in Section 7 and (ii) following repayment in full of all outstanding Base Rate Loans pursuant to clause (i), any remaining amounts held in the Cash Collateral Account shall continue to be held in the Cash Collateral Account and (other than amounts deposited therein pursuant to Section 2.05(j), Section 2.10(b) or Section 5.12(b) of the Credit Agreement as cash collateral for the LC Exposure) shall be applied to the outstanding principal balance of maturing Eurodollar Loans upon expiration of the Interest Periods applicable thereto.

         (g) Funds held in the Cash Collateral Account may, until withdrawn or otherwise applied pursuant hereto, be invested and reinvested in such Liquid Investments as the Borrower shall request from time to time; provided that, if an Event of Default shall have occurred and be continuing, the Collateral Agent may select such Liquid Investments.

         (h) If immediately available cash on deposit in the Cash Collateral Account is not sufficient to make any distribution or withdrawal to be made pursuant hereto, the Collateral Agent will cause to be liquidated, as promptly as practicable, such investments held in or credited to the Cash Collateral Account as shall be required to obtain sufficient cash to make such distribution or withdrawal and, notwithstanding any other provision hereof, such distribution or withdrawal shall not be made until such liquidation has taken place.

         SECTION 6. Remedies upon Event of Default. (a) If an Event of Default shall have occurred and be continuing, the Collateral Agent may exercise (or cause its sub-agents to exercise) any or all of the remedies available to it (or to such sub-agents) under the Security Documents.

         (b) Without limiting the generality of the foregoing, if an Event of Default shall have occurred and be continuing, the Collateral Agent may exercise on behalf of the Secured Parties all the rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) with respect to any Collateral and, in addition, the Collateral Agent may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, withdraw all cash held in the Cash Collateral Account and apply such cash as provided in Section 7 and, if there shall be no such cash or if such cash shall be insufficient to pay all the Secured Obligations in full, sell, lease, license or otherwise dispose of the Collateral or any part thereof.

Notice of any such sale or other disposition shall be given to the Lien Grantor as required by Section 9.

         (c) Without limiting the generality of the foregoing, during any Sweep Period, the Collateral Agent may (i) exercise all of the remedies described in Section 5(f) and (ii) cause all amounts constituting Collateral that are held in any lockbox, concentration or other account of the Lien Grantor then subject to an effective Blocked Account Agreement (it being understood that any Blocked Account Agreement with respect to an account that is a "Lockbox Account" or "Concentration Account" (each as defined in the Receivables Purchase Agreement) shall only become effective in accordance with Section 5(b)(i)) to be transferred on a daily basis to the Cash Collateral Account.

         SECTION 7. Application of Proceeds. (a) If an Event of Default shall have occurred and be continuing, the Collateral Agent may apply (i) any cash held in the Cash Collateral Account and (ii) the proceeds of any sale or other disposition of all or any part of the Collateral, in the following order of priorities:

                  first, to pay the expenses of such sale or other disposition, including reasonable compensation to agents of and counsel for the Collateral Agent, and all expenses, liabilities and advances incurred or made by the Collateral Agent in connection with the Security Documents, and any other amounts then due and payable to the Collateral Agent pursuant to Section 8 or to any Agent pursuant to the Credit Agreement;

                  second, to pay the unpaid principal of the Secured Obligations (other than Second Secured Derivative Obligations) ratably (or provide for the payment thereof pursuant to Section 7(b)), until payment in full of the principal of all Secured Obligations (other than Second Secured Derivative Obligations) shall have been made (or so provided for);

                  third, to pay ratably all interest (including Post-Petition Interest) on the Secured Obligations (other than Second Secured Derivative Obligations) and all commitment and other fees payable under the Related Documents, until payment in full of all such interest and fees shall have been made;

                  fourth, to pay all other Secured Obligations (other than Second Secured Derivative Obligations) ratably (or provide for the payment thereof pursuant to Section 7(b)), until payment in full of all such other Secured Obligations (other than Second Secured Derivative Obligations) shall have been made (or so provided for);

                  fifth, to pay ratably the unpaid principal of the Second Secured Derivative Obligations (or provide payment therefor pursuant to Section 7(b)) until payment in full of the principal of all Second Secured Derivative Obligations shall have been made (or so provided for);

                  sixth, to pay ratably all interest (including Post-Petition Interest) on the Second Secured Derivative Obligations, until payment in full of all such interest shall have been made; and

                  finally, to pay to the Lien Grantor, or as a court of competent jurisdiction may direct, any surplus then remaining from the proceeds of the Collateral owned by it.

The Collateral Agent may make such distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof.

         (b) If at any time any portion of any monies collected or received by the Collateral Agent would, but for the provisions of this Section 7(b), be payable pursuant to Section 7(a) in respect of an Unliquidated Secured Obligation, the Collateral Agent shall not apply any monies to pay such Unliquidated Secured Obligation but instead shall request the holder thereof, at least 10 days before each proposed distribution hereunder, to notify the Collateral Agent as to the maximum amount of such Unliquidated Secured Obligation if then ascertainable (e.g., in the case of a letter of credit, the maximum amount available for subsequent drawings thereunder). If the holder of such Unliquidated Secured Obligation does not notify the Collateral Agent of the maximum ascertainable amount thereof at least two Domestic Business Days before such distribution, such Unliquidated Secured Obligation will not be entitled to share in such distribution. If such holder does so notify the Collateral Agent as to the maximum ascertainable amount thereof, the Collateral Agent will allocate to such holder a portion of the monies to be distributed in such distribution, calculated as if such Unliquidated Secured Obligation were outstanding in such maximum ascertainable amount. However, the Collateral Agent will not apply such portion of such monies to pay such Unliquidated Secured Obligation, but instead will hold such monies or invest such monies in Liquid Investments. All such monies and Liquid Investments and all proceeds thereof will constitute Collateral hereunder, but will be subject to distribution in accordance with this Section 7(b) rather than Section 7(a). The Collateral Agent will hold all such monies and Liquid Investments and the net proceeds thereof in trust until all or part of such Unliquidated Secured Obligation becomes a Liquidated Secured Obligation, whereupon the Collateral Agent at the request of the relevant Secured Party will apply the amount so held in trust to pay such Liquidated Secured Obligation; provided that, if the other Secured Obligations theretofore paid pursuant to the same clause of Section 7(a) (i.e., clause second, fourth or fifth) were not paid in full, the Collateral Agent will apply the amount so held in trust to pay the same percentage of such Liquidated Secured Obligation as the percentage of such other Secured Obligations theretofore paid pursuant to the same clause of Section 7(a). If (i) the holder of such Unliquidated Secured Obligation shall advise the Collateral Agent that no portion thereof remains in the category of an Unliquidated Secured Obligation and (ii) the Collateral Agent still holds any amount held in trust pursuant to this Section 7(b) in respect of such Unliquidated Secured Obligation (after paying all amounts payable pursuant to the preceding sentence with respect to any portions thereof that became Liquidated Secured Obligations), such remaining amount will be applied by the Collateral Agent in the order of priorities set forth in Section 7(a).

         (c) In making the payments and allocations required by this Section, the Collateral Agent may rely upon information supplied to it pursuant to Section 11(g). All distributions made by the Collateral Agent pursuant to this Section shall be final (except in the event of manifest error) and the Collateral Agent shall have no duty to inquire as to the application by any Secured Party of any amount distributed to it.

         SECTION 8. Fees and Expenses; Indemnification. (a) The Lien Grantor will forthwith upon demand pay to the Collateral Agent:

                  (i) the amount of any taxes that the Collateral Agent may have been required to pay by reason of the Transaction Liens or to free any Collateral from any other Lien thereon;

                  (ii) the amount of any and all reasonable out-of-pocket expenses, including transfer taxes and reasonable fees and expenses of counsel and other experts, that the Collateral Agent may incur in connection with (x) the administration or enforcement of the Security Documents, including such expenses as are incurred to preserve the value of the Collateral or the validity, perfection, rank or value of any Transaction Lien, (y) the collection, sale or other disposition of any Collateral or (z) the exercise by the Collateral Agent of any of its rights or powers under the Security Documents;

                  (iii) the amount of any fees that the Lien Grantor shall have agreed in writing to pay to the Collateral Agent and that shall have become due and payable in accordance with such written agreement; and

                  (iv) the amount required to indemnify the Collateral Agent for, or hold it harmless and defend it against, any loss, liability or expense (including the reasonable fees and expenses of its counsel and any experts or sub-agents appointed by it hereunder) incurred or suffered by the Collateral Agent in connection with the Security Documents, except to the extent that such loss, liability or expense arises from the Collateral Agent's gross negligence or willful misconduct or a breach of any duty that the Collateral Agent has under this Agreement (after giving effect to Sections 10 and 11).

Any such amount not paid to the Collateral Agent on demand will bear interest for each day thereafter until paid at a rate per annum equal to the sum of 2.00% plus the Alternate Base Rate for such day plus the Applicable Rate that would, in the absence of an Event of Default, be applicable to the Base Rate Loans for such day.

         (b) If any transfer tax, documentary stamp tax or other tax is payable in connection with any transfer or other transaction provided for in the Security Documents, the Lien Grantor will pay such tax and provide any required tax stamps to the Collateral Agent or as otherwise required by law.

         SECTION 9. Authority to Administer Collateral. The Lien Grantor irrevocably appoints the Collateral Agent its true and lawful attorney, with full power of substitution, in the name of the Lien Grantor, any Secured Party or otherwise, for the sole use and benefit of the Secured Parties, but at the Lien Grantor's expense, to the extent permitted by law to exercise, at any time and from time to time while an Event of Default shall have occurred and be continuing, all or any of the following powers with respect to all or any of the Collateral (to the extent necessary to pay the Secured Obligations in full):

                  (a) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,

                  (b) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

                  (c) to sell, lease, license or otherwise dispose of the same or the proceeds or avails thereof, as fully and effectually as if the Collateral Agent were the absolute owner thereof, and

                  (d) to extend the time of payment of any or all thereof and to make any allowance or other adjustment with reference thereto;

provided that, except in the case of Collateral that is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Collateral Agent will give the Lien Grantor at least ten days' prior written notice of the time and place of any public sale thereof or the time after which any private sale or other intended disposition thereof will be made. Any such notice shall (i) contain the information specified in UCC Section 9-613, (ii) be Authenticated and (iii) be sent to the parties required to be notified pursuant to

UCC Section 9-611(c); provided that, if the Collateral Agent fails to comply with this sentence in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of law under the UCC.

         SECTION 10. Limitation on Duty in Respect of Collateral. Beyond the exercise of reasonable care in the custody and preservation thereof, the Collateral Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any sub-agent or bailee or any income therefrom or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent will be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if such Collateral is accorded treatment substantially equal to that which it accords its own property, and will not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of any act or omission of any sub-agent or bailee selected by the Collateral Agent in good faith or by reason of any act or omission by the Collateral Agent pursuant to instructions from the Administrative Agent, except to the extent that such liability arises from the Collateral Agent's gross negligence or willful misconduct.

         SECTION 11. General Provisions Concerning the Collateral Agent. (a) Authority. The Collateral Agent is authorized to take such actions and to exercise such powers as are delegated to the Collateral Agent by the terms of the Security Documents, together with such actions and powers as are reasonably incidental thereto.

         (b) Coordination with Secured Parties. To the extent requested to do so by any Secured Party, the Collateral Agent will promptly notify such Secured Party of each notice or other communication received by the Collateral Agent hereunder and/or deliver a copy thereof to such Secured Party. As to any matters not expressly provided for herein (including (i) the timing and methods of realization upon the Collateral and (ii) the exercise of any power that the Collateral Agent may, but is not expressly required to, exercise under any Security Document), the Collateral Agent shall act or refrain from acting in accordance with written instructions from the Required Lenders or, in the absence of such instructions, in accordance with its discretion (subject to the following provisions of this Section).

         (c) Rights and Powers as a Secured Party. The Person serving as the Collateral Agent shall, in its capacity as a Secured Party, have the same rights and powers as any other Secured Party and may exercise the same as though it were not the Collateral Agent. Such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower, any of its Subsidiaries or their respective Affiliates as if it were not the Collateral Agent hereunder.

         (d) Limited Duties and Responsibilities. The Collateral Agent shall not have any duties or obligations under the Security Documents except those expressly set forth therein. Without limiting the generality of the foregoing, (a) the Collateral Agent shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing, (b) the Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Security Documents that the Collateral Agent is required in writing to exercise by the Required Lenders, and
(c) except as expressly set forth in the Security Documents, the Collateral Agent shall not have any duty to disclose, and shall not be liable for any failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Collateral Agent or any of its Affiliates in any capacity. The Collateral Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section
9.02 of the Credit Agreement) or in the absence of its own gross negligence or willful misconduct. The Collateral Agent shall not be responsible for the existence, genuineness or value of any Collateral or for the validity, perfection, priority or enforceability of any Transaction Lien, whether impaired by operation of law or by reason of any action or omission to act on its part under the Security Documents. The Collateral Agent shall be deemed not to have knowledge of any Event of Default unless and until written notice thereof is given to the Collateral Agent by the Borrower or a Secured Party, and the Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Security Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Security Document, (iv) the validity, enforceability, effectiveness or genuineness of any Security Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in any Security Document.

         (e) Authority to Rely on Certain Writings, Statements and Advice. The Collateral Agent shall be entitled to rely on, and shall not incur any liability for relying on, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Collateral Agent also may rely on any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel (who may be counsel for the Borrower or any of its Subsidiaries), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountant or expert. The Collateral Agent may rely conclusively on advice from the Administrative Agent as to whether at any time (i) an Event of Default under the Credit Agreement has occurred and is continuing, (ii) the maturity of the Loans has been accelerated or (iii) any proposed action is permitted or required by the Credit Agreement.

         (f) Sub-Agents and Related Parties. The Collateral Agent may perform any of its duties and exercise any of its rights and powers through one or more sub-agents appointed by it. The Collateral Agent and any such sub-agent may perform any of its duties and exercise any of its rights and powers through its Related Parties. The exculpatory provisions of Section 10 and this Section shall apply to any such sub-agent and to the Related Parties of the Collateral Agent and any such sub-agent.

         (g) Information as to Secured Obligations and Actions by Secured Parties. For all purposes of the Security Documents, including determining the amounts of the Secured Obligations and whether a Secured Obligation is an Unliquidated Secured Obligation or not, or whether any action has been taken under any Secured Agreement, the Collateral Agent will be entitled to rely on information from (i) the Administrative Agent for information as to the Lenders, the Administrative Agent or the Collateral Agent, their Secured Obligations and actions taken by them, (ii) any Secured Party for information as to its Secured Obligations and actions taken by it, to the extent that the Collateral Agent has not obtained such information from the foregoing sources, and (iii) the Borrower, to the extent that the Collateral Agent has not obtained information from the foregoing sources.

         (h) Within two Business Days after it receives or sends any notice referred to in this subsection, the Collateral Agent shall send to the Administrative Agent and each Secured Party requesting notice thereof, copies of any notice given by the Collateral Agent to the Lien Grantor, or received by it from the Lien Grantor, pursuant to Section 6, 7, 9, 11(j) or 12; provided that such Secured Party has, at least five Domestic Business Days prior thereto, delivered to the Collateral Agent a written notice (i) stating that it holds one or more Secured Obligations and wishes to receive copies of such notices and
(ii) setting forth its address, facsimile number and e-mail address to which copies of such notices should be sent.

         (i) The Collateral Agent may refuse to act on any notice, consent, direction or instruction from the Administrative Agent or any Secured Parties or any agent, trustee or similar representative thereof that, in the Collateral Agent's opinion, (i) is contrary to law or the provisions of any Security Document, (ii) may expose the Collateral Agent to liability (unless the Collateral Agent shall have been indemnified, to its reasonable satisfaction, for such liability by the Secured Parties that gave, or instructed the Agent to give, such notice, consent, direction or instruction) or (iii) is unduly prejudicial to Secured Parties not joining in such notice, consent, direction or instruction.

         (j) Resignation; Successor Collateral Agent. Subject to the appointment and acceptance of a successor Collateral Agent as provided in this subsection, the Collateral Agent may resign at any time by notifying the Secured Parties and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Lien Grantor, to appoint a successor Collateral Agent. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of the Secured Parties, appoint a successor Collateral Agent which shall be a bank with an office in the United States, or an Affiliate of any such bank. Upon acceptance of its appointment as Collateral Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent hereunder, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Lien Grantor to a successor Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed by the Lien Grantor and such successor. After the Collateral Agent's resignation hereunder, the provisions of this Section and Section 10 shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting as Collateral Agent.

         SECTION 12. Termination of Transaction Liens; Release of Collateral.

         (a) The Transaction Liens shall terminate when all the Release Conditions are satisfied.

         (b) The Transaction Liens (x) with respect to any Pledged Receivables shall terminate when such Receivables have become Transferred Receivables and (y) with respect to any other Collateral shall terminate upon the sale of such Collateral to a Person other than the Lien Grantor in a transaction not prohibited by the Credit Agreement. In each case, such termination shall not require the consent of any Secured Party, and the Collateral Agent and any third party shall be fully protected in relying on a certificate of the Lien Grantor as to whether any Pledged Receivables qualify as Transferred Receivables (including without limitation whether the transfer thereof is permitted under the Credit Agreement and this Agreement).

         (c) In the case of any Pledged Receivables, the Transaction Liens with respect to the Related Transferred Rights shall terminate when such Pledged Receivables become Transferred Receivables. Such termination shall not require the consent of any Secured Party. If the Borrower delivers a certificate pursuant to Section 12(b) stating that any Pledged Receivables qualify as Transferred Receivables, the Collateral Agent and any third party shall be fully protected in relying on such certificate as conclusive proof that the Related Transferred Rights are not Collateral.

         (d) At any time before the Transaction Liens terminate, the Collateral Agent may, at the written request of the Lien Grantor, (i) release any Collateral (but not all or any substantial portion of the Collateral) with the prior written consent of the Required Lenders or (ii) release any substantial portion of the Collateral with the prior written consent of all the Lenders. For purposes hereof, a release of Collateral comprising 10% or more of the Borrowing Base in effect on the date of such release shall constitute release of a substantial portion of the Collateral.

         (e) Upon any termination of a Transaction Lien or release of Collateral, the Collateral Agent will, at the expense of the Lien Grantor, execute and deliver to the Lien Grantor such documents as the Lien Grantor shall reasonably request to evidence the termination of such Transaction Lien or the release of such Collateral, as the case may be.

         SECTION 13. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, each notice, request or other communication given to any party hereunder shall be in writing delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy (or, in the case of any notice to a Secured Party pursuant to Section 11(b) or Section 11(h), transmitted by e-mail), as follows:

                  (a)      in the case of the Lien Grantor:

                           United States Steel Corporation
                           600 Grant Street
                           Room 1325
                           Pittsburgh, PA 15219
                           Attention: Treasurer
                           Facsimile: (412) 433-4567
                           E-mail: ltbrockway@uss.com

                  (b)      in the case of the Collateral Agent:

                           J.P. Morgan Chase Bank

                           Mining and Metals Group
                           270 Park Avenue
                           New York, NY 10017
                           Attention: Carlos Morales
                           Facsimile: (212) 270-4724
                           E-mail: carlos.morales@chase.com

                           and with a copy to:

                           J.P. Morgan Chase Bank
                           270 Park Avenue
                           29th Floor
                           New York, NY 10017
                           Attention: Scott Troy
                           Facsimile: (212) 270-7449
                           E-mail: scott.troy@jpmorgan.com

                           with a copy to the Co-Collateral Agent:

                           General Electric Capital Corporation
                           500 West Monroe Street
                           12th Floor
                           Chicago, IL 60661
                           Attention: Account Manager - United States Steel
                           Facsimile: (312) 463-3889

                  (c) in the case of any Lender, to the Collateral Agent to be forwarded to such Lender at its address or facsimile number specified in or pursuant to Section 9.01 of the Credit Agreement; or

                  (d) in the case of any Secured Party requesting notice under Section 11(h), such address, facsimile number or e-mail address as such party may hereafter specify for the purpose by notice to the Collateral Agent.

All notices and other communications given to any party hereto in accordance with the terms of this Agreement shall be deemed to have been given on the date of receipt. Any party may change its address, facsimile number and/or e-mail address for purposes of this Section by giving notice of such change to the Collateral Agent and the Lien Grantor in the manner specified above.

         SECTION 14. No Implied Waivers; Remedies Not Exclusive. No failure by the Collateral Agent or any Secured Party to exercise, and no delay in exercising and no course of dealing with respect to, any right or remedy under any Related

Document shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent or any Secured Party of any right or remedy under any Related Document preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies specified in the Related Documents are cumulative and are not exclusive of any other rights or remedies provided by law.

         SECTION 15. Successors and Assigns. This Agreement is for the benefit of the Collateral Agent and the Secured Parties. If all or any part of any Secured Party's interest in any Secured Obligation is assigned or otherwise transferred, the transferor's rights hereunder, to the extent applicable to the obligation so transferred, shall be automatically transferred with such obligation. This Agreement shall be binding on the Lien Grantor and its successors and assigns.

         SECTION 16. Amendments and Waivers. Neither this Agreement nor any provision hereof may be waived, amended, modified or terminated except pursuant to an agreement or agreements in writing entered into by the parties hereto, with the consent of such Lenders as are required to consent thereto under
Section 9.02(b) of the Credit Agreement.

         SECTION 17. Choice of Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.

         SECTION 18. Waiver of Jury Trial. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY SECURITY DOCUMENT OR ANY TRANSACTION CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         SECTION 19. Severability. If any provision of any Security Document is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions of the Security Documents shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent and the Secured Parties in order to carry out the intentions of the parties thereto as nearly as may be possible and (ii) the invalidity or unenforceability of such provision in such jurisdiction shall not affect the validity or enforceability thereof in any other jurisdiction.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                      UNITED STATES STEEL CORPORATION

                                  By: /s/ G.R. Haggerty
                                      -----------------------------------------
                                      Title: Executive Vice President, Treasurer
                                             and Chief Financial Officer

                                        JPMORGAN CHASE BANK, as Collateral Agent

                                    By: /s/ James H. Ramage
                                        ----------------------------------------
                                        Title: Managing Director

                                                                       EXHIBIT A
                                                           TO SECURITY AGREEMENT

                             PERFECTION CERTIFICATE

         The undersigned is a duly authorized officer of United States Steel Corporation (the "LIEN GRANTOR"). With reference to the Security Agreement dated as of May 20, 2003 between the Lien Grantor and JPMorgan Chase Bank, as Collateral Agent (terms defined therein being used herein as therein defined), the undersigned certifies to the Collateral Agent and each other Secured Party as follows:

A.       INFORMATION REQUIRED FOR FILINGS AND SEARCHES FOR PRIOR FILINGS.

         1. Jurisdiction of Organization. The Lien Grantor is a corporation organized under the laws of Delaware.

         2. Name. The exact name of the Lien Grantor as it appears in its certificate of incorporation is as follows: United States Steel Corporation

         3. Prior Names. (a) Set forth below is each other corporate (or other organizational) name that the Lien Grantor has had since its organization, together with the date of the relevant change:

         (b) Except as set forth below, the Lien Grantor has not changed its structure as a corporation.(1)

         4. Filing Office. In order to perfect the Transaction Liens granted by the Lien Grantor, a financing statement on Form UCC-1, with the collateral described as set forth on Schedule I hereto, should be on file in the office of ____________ in _________.(2)

___________________________________

         (1) Changes in corporate structure would include mergers and consolidations, as well as any change in the Lien Grantor's form of organization. If any such change has occurred, include in Schedule II the information required by Part A of this certificate as to each constituent party to a merger or consolidation and any other predecessor organization.

         (2) Insert Lien Grantor's "location" determined as provided in UCC
Section 9-307.

B. ADDITIONAL INFORMATION REQUIRED FOR SEARCHES FOR PRIOR FILINGS UNDER OLD ARTICLE 9.

         1. Current Locations. (a) The chief executive office of the Lien Grantor is located at the following address:

     MAILING ADDRESS                        COUNTY                    STATE
---------------------------        -------------------------     ---------------

         The Lien Grantor [does] [does not] have a place of business in another county of the State listed above.

                  (b) The following are all locations not identified above or in paragraph (c) below where the Lien Grantor maintains any Inventory(3):

     MAILING ADDRESS                        COUNTY                    STATE
---------------------------        -------------------------     ---------------

                  (c) The following are the names and addresses of all Persons (other than the Lien Grantor) that have possession of any of the Lien Grantor's Inventory:

     MAILING ADDRESS                        COUNTY                    STATE
---------------------------        -------------------------     ---------------

---------------
(3) Should include information with respect to National Steel Assets.

         IN WITNESS WHEREOF, I have hereunto set my hand this __ day of
_______________._____________.

                                            ____________________________________
                                            Name:
                                            Title:

                                                                      SCHEDULE I
                                                       TO PERFECTION CERTIFICATE

                            DESCRIPTION OF COLLATERAL

All Inventory, Receivables, Contracts, Blocked Accounts and the Cash Collateral Account and all books and records (including customer lists, credit files, computer programs, printouts and other computer material and records) pertaining to the foregoing, in each case whether now owned or hereafter acquired and wherever located, and all proceeds thereof, but excluding all Transferred Receivables and Related Transferred Rights (as each such term is defined on Exhibit A attached hereto).*

*FORM OF EXHIBIT A TO UCC-1 FINANCING STATEMENTS IS ATTACHED HERETO.

                                       -1

                     EXHIBIT A TO UCC-1 FINANCING STATEMENT

DEBTOR:                                              SECURED PARTY:
UNITED STATES STEEL CORPORATION                      JPMorgan Chase Bank, as
600 Grant Street                                     Collateral Agent
Pittsburgh, PA 15219                                 P.O. Box 2558 - Lien Perfection Unit
                                                     Houston, TX 77252

         Capitalized terms used in the description of collateral set forth on the face of the UCC-1 Financing Statement to which this Exhibit A pertains shall have the following meanings:

         "ACCOUNTS" has the meaning specified in Section 9-102 of the UCC.

         "BLOCKED ACCOUNTS" means any lockbox, deposit, concentration or similar account of United States Steel which is or becomes subject to a "Blocked Account Agreement" pursuant to the Security Agreement.

         "CASH COLLATERAL ACCOUNT" means an account in the name and under the exclusive control of the Collateral Agent, into which all amounts owned by United States Steel that are required to be deposited pursuant to the Credit Agreement and related documents are deposited from time to time.

         "CHATTEL PAPER" has the meaning specified in Section 9-102 of the UCC.

         "CONTRACTS" means all contracts for the sale, lease, exchange or other disposition of Inventory, whether or not performed and whether or not subject to termination upon a contingency or at the option of any party thereto.

         "CREDIT AGREEMENT" means the Credit Agreement dated as of May 20, 2003 among United States Steel Corporation, the Lenders party thereto, the LC Issuing Banks party thereto, JPMorgan Chase Bank, as Administrative Agent, Collateral Agent, Co-Syndication Agent and Swingline Lender, and General Electric Capital Corporation, as Co-Collateral Agent and Co-Syndication Agent.

         "ELIGIBLE TRANSFEREE" means (a) a special-purpose company created and used solely for purposes of effecting a Receivables Financing, whether or not a subsidiary of United States Steel, or (b) any other person which is not a subsidiary of United States Steel.

         "GENERAL INTANGIBLES" has the meaning specified in Section 9-102 of the UCC.

         "INSTRUMENT" has the meaning specified in Section 9-102 of the UCC.

         "INVENTORY" has the meaning specified in Section 9-102 of the UCC.

         "RECEIVABLES" means, with respect to the Debtor, all Accounts owned by it and all other rights, titles or interests which, in accordance with generally accepted accounting principles in the United States of America, would be included in receivables on its balance sheet (including any such Accounts and/or rights, titles or interests that might be characterized as Chattel Paper, Instruments or General Intangibles under the UCC), in each case arising from the sale, lease, exchange or other disposition of Inventory, and all of the Debtor's rights to any goods, services or other property related to any of the foregoing (including returned or repossessed goods and unpaid seller's rights of rescission, replevin, reclamation and rights to stoppage in transit), and all collateral security and supporting obligations of any kind given by any person with respect to any of the foregoing.

         "RECEIVABLES FINANCING" means any receivables securitization program or other type of accounts receivable financing transaction by United States Steel or any of its subsidiaries (including, without limitation, the receivables financing transaction effected pursuant to (x) the Purchase and Sale Agreement dated as of November 28, 2001 among U.S. Steel Receivables LLC, the originators named therein and United States Steel, as initial servicer, and (y) the Amended and Restated Receivables Purchase Agreement dated as of November 28, 2001 among U.S. Steel Receivables LLC, as seller, United States Steel, as initial servicer, The Bank of Nova Scotia, as collateral agent, JPMorgan Chase Bank, as a committed purchaser and a funding agent, and the various other persons from time to time party thereto (as amended from time to time, the "INITIAL RECEIVABLES FINANCING")).

         "RELATED TRANSFERRED RIGHTS" means (a) rights to payment and collections in respect of Transferred Receivables, (b) security interests or liens and property subject thereto purporting to secure or guarantee payment of Transferred Receivables, (c) guarantees, letters of credit, acceptances, insurance and other arrangements from time to time supporting or securing payment of Transferred Receivables, (d) all invoices, documents, books, records and other information with respect to Transferred Receivables or the obligors thereon, (e) with respect to any Transferred Receivables, the transferee's interest in the product (including returned product), the sale of which by such transferee gave rise to such Transferred Receivables and (f) all proceeds of the items described in foregoing clauses (a) through (e).

         "SECURITY AGREEMENT" means the Security Agreement dated as of May 20, 2003 among United States Steel and the Collateral Agent.

         "TRANSFERRED RECEIVABLES" means any Receivables that have been sold, contributed or otherwise transferred by the Debtor to an Eligible Transferee in connection with a Receivables Financing that is not prohibited under the Credit Agreement (including, without limitation, the Initial Receivables Financing described above).

         "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "UCC" means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

         "UNITED STATES STEEL" means United States Steel Corporation, a Delaware corporation, and its successors.